As filed with the Securities and Exchange Commission on October 27, 2004

Registration No. 333-117622

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment 2 to Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Wise Metals Group LLC

(Exact name of registrant as specified in Its Charter)

Delaware	3313	52-2160047
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Bankruptcy Code Number)	(I.R.S. Employer Identification Number)

Co-registrants see next page c/o of Wise Metals Group LLC 857 Elkridge Landing Road Suite 600 Linthicum, Maryland 21090 (410) 636-6500	Danny Mendelson Wise Metals Group LLC 857 Elkridge Landing Road Suite 600 Linthicum, Maryland 21090 (410) 636-6500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Robert W. Ericson, Esq.

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Ph: (212) 294-6700

Fax: (212) 294-4700

Approximate Date of Commencement of Proposed Offer to the Public:    As soon as practicable after this registration statement becomes effective.

If the securities being registered are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)
10 1/4% Senior Secured Notes due 2012	$150,000,000	100%	$150,000,000	$19,005
Guarantees of 10 1/4% Senior Secured Notes due 2012	N/A(4)	(4)	(4)	(4)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.
(2)	Calculated pursuant to Rule 457(f) under the Securities Act.
(3)	Previously paid.
(4)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Co-Registrants

Exact Name of Co-Registrant as specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Wise Alloys Finance Corporation (Co-Issuer)	Delaware	3313	02-0592756
Wise Alloys LLC (Guarantor)	Delaware	3313	52-2139172
Wise Recycling LLC (Guarantor)	Maryland	5093	52-2080576
Wise Warehousing LLC (Guarantor)	Delaware	3313	54-2139982
Wise Recycling West LLC (Guarantor)	Delaware	5093	01-0562697
Wise Recycling Texas LLC (Guarantor)	Delaware	5093	36-4505071
Listerhill Total Maintenance Center LLC (Guarantor)	Delaware	3313	20-0267941

EXPLANATORY NOTE

This Amendment No. 2 is being filed solely for the purpose of refiling Exhibits 10.8 and 10.9 in connection with the Registrant’s request for confidential treatment with respect to certain information contained in those exhibits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Wise Metals Group LLC

Applicable Laws of Delaware

Section 18-108 of the Delaware Limited Liability Company Act (the “LLC Act”) provides that a limited liability company may indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the limited liability company agreement.

Limited Liability Company Agreement

Section 6.4 of the Limited Liability Company Agreement of Wise Metals Group LLC concerns indemnification of the company’s members and officers and provides as follows:

6.4.1 The Company shall indemnify and hold harmless each Member and Economic Interest Holder and his Affiliates, and each member of the Management Board and officer of the Company (individually, an “Indemnitee”) to the fullest extent permitted by law from and against any and all losses, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, relating to the performance or nonperformance of any act concerning the activities of the Company; provided, however, that the provisions of this Paragraph 6.4 shall not provide indemnification for, or eliminate or limit the liability of, a Person if (i) such Person’s acts or omissions were committed in bad faith, (ii) such Person’s acts or omissions involved intentional misconduct or a knowing violation of law, or (iii) such Person personally gained in fact a financial profit or other advantage to which such Person was not legally entitled. The termination of an action, suit or proceeding by judgment, order, settlement, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner specified in clauses (i), (ii) or (iii) above.

6.4.2 Expenses incurred by an Indemnitee in defending any claim, demand, action suit or proceeding subject to this Paragraph 6.4 shall be advanced by the Company prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Company of a written commitment by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Indemnitee is not entitled to be indemnified as authorized in this Paragraph 6.4.

6.4.3 Any indemnification provided under this Paragraph 6.4 shall be satisfied solely out of the assets of the Company, as an expense of the Company. No Person shall be subject to personal liability by reason of these indemnification provisions.

6.4.4 The provisions of this Paragraph 6.4 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Person.

6.4.5 Neither a Member nor an Economic Interest Holder, nor any Affiliate thereof, nor the officers, directors, employees or agents of any of the foregoing shall be liable to the Company for any losses sustained or liabilities incurred as a result of any act or omission of any such Person, unless (i) such Person’s acts or omissions were committed in bad faith, (ii) such Person’s acts or omissions involved intentional misconduct or a knowing violation of law, or (iii) such Person personally gained in fact a financial profit or other advantage to which such Person was not legally entitled.

6.4.6 To the extent that a Member or an Economic Interest Holder, or any Affiliate thereof, or any officer, director, employee or agent of any of the foregoing or of the Company (each a “Responsible Party”)

has, at law or in equity, duties (including, without limitation, fiduciary duties) to the Company, any other Member, Economic Interest Holder or other Person bound by the terms of the this Agreement, such Responsible Parties acting in accordance with this Agreement shall not be liable to the Company, any Member or Economic Interest Holder, or any such other Person for his good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties of a Responsible Party otherwise existing at law or in equity, are agreed by all parties thereto to replace such other duties to the greatest extent permitted under applicable law.

6.4.7 Whenever a Responsible Party is required or permitted to make a decision, take or approve an action, or omit to do any of the foregoing: (a) in its discretion, under a similar grant of authority or latitude, or without an express standard of behavior (including, without limitation, standards such as “reasonable” or “good faith”), then such Responsible Party shall be entitled to consider only such interests and factors, including its own, as it desires, and shall have no duty or obligation to consider any other interests or factors whatsoever, or (b) with an express standard of behavior (including, without limitation, standards such as “reasonable” or “good faith”), then such Responsible Party shall comply with such express standard but shall not be subject to any other, different or additional standard imposed by this Agreement or otherwise applicable law.

Contracts

Wise Metals Group LLC maintains and pays the premiums on contracts insuring the directors and officers of the company and its subsidiaries (subject to the policy’s terms, conditions and exclusions) for liability that the directors and officers, or the company or its subsidiaries (in certain situations), may incur in performing their directorship or officership duties. The insurance contract provides coverage for loss, including defense expense.

Wise Alloys Finance Corporation

Applicable Laws of Delaware

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys’ fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. In general, indemnification is permissible only if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, in any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In respect of any action by or in right of the corporation, indemnification is not permitted if the person is adjudged liable to the corporation unless authorized by a court. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Certificate of Incorporation

Article Eighth of the Certificate of Incorporation of Wise Alloys Finance Corporation concerns indemnification of the company’s directors and provides as follows:

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as then in effect. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

By-laws

Section 10.1 of the By-laws of Wise Alloys Finance Corporation concerns indemnification of the company’s directors and officers and provides as follows:

(a) Actions, Suits or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (funds paid or required to be paid to any person as a result of the provisions of this Section 10.1 shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any such other corporation, partnership, joint venture, trust or enterprise) to the fullest extent permissible under Delaware law, as then in effect, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

(b) Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (funds paid or required to be paid to any person as a result of the provisions of this Section 10.1 shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any such other corporation, partnership, joint venture, trust or enterprise) to the fullest extent permitted under Delaware law, as then in effect, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) Indemnification for Expenses of Successful Party. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) or (b) of this Section 10.1, or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d) Determination of Right to Indemnification. Any indemnification under paragraph (a) or (b) of this Section 10.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 10.1. Such determination shall be made (1) by the Board of Directors by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

(e) Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 10.1. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f) Other Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(g) Insurance. By action of the Board of Directors, notwithstanding an interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation shall have the power to indemnify such person against such liability under the provisions of this Section 10.l.

(h) Continuation of Rights to Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(i) Protection of Rights Existing at Time of Repeal or Modification. Any repeal or modification of this Section 10.1 shall not adversely affect any right or protection of an indemnified person existing at the time of such repeal or modification.

Contracts

Wise Alloys Finance Corporation is one of the subsidiaries covered under the contracts described above in the first paragraph under “Wise Metals Group LLC—Contracts.”

Wise Recycling, LLC

Applicable Laws of Maryland

Section 4A-203 of the Maryland Limited Liability Company Act provides that a limited liability company has the general power to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

Limited Liability Company Operating Agreement

Section 17 of the Limited Liability Company Operating Agreement of Wise Recycling, LLC concerns the indemnification of the company’s members and officers and provides as follows:

Neither a Member nor any officer of the Company shall be liable to the Company, any other entity or any person who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement, except that such person shall be liable for any such loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct. To the full extent permitted by applicable law, a Member or officer of the Company shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement, except that such person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 17 shall be provided out of and to the extent of Company assets only, and such person seeking indemnification shall not have personal liability on account thereof.

Contracts

Wise Recycling, LLC is one of the subsidiaries covered under the contracts described above in the first paragraph under “Wise Metals Group LLC—Contracts.”

Wise Recycling Texas, LLC

Applicable Laws of Delaware

See the discussion of applicable provisions of Delaware law above under Wise Metals Group LLC.

Limited Liability Company Agreement

Section 17 of the Limited Liability Company Agreement of Wise Recycling Texas, LLC concerns the indemnification of the company’s members and officers and provides as follows:

Neither the Sole Member nor any of the Officers shall be liable to the Company, any other entity or any person who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement, except that such person shall be liable for any such loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct. To the full extent permitted by applicable law, a Member or officer of the Company shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement, except that such person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 17 shall be provided out of and to the extent of Company assets only, and such person seeking indemnification shall not have personal liability on account thereof.

Contracts

Wise Recycling Texas, LLC is one of the subsidiaries covered under the contracts described above in the first paragraph under “Wise Metals Group LLC—Contracts.”

Wise Recycling West, LLC

Applicable Laws of Delaware

See the discussion of applicable provisions of Delaware law above under Wise Metals Group LLC.

Limited Liability Company Agreement

Section 17 of the Limited Liability Company Agreement of Wise Recycling West, LLC concerns the indemnification of the company’s members and officers and provides as follows:

Neither the Sole Member nor any of the Officers shall be liable to the Company, any other entity or any person who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement, except that such person shall be liable for any such loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct. To the full extent permitted by applicable law, a Member or officer of the Company shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement, except that such person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 17 shall be provided out of and to the extent of Company assets only, and such person seeking indemnification shall not have personal liability on account thereof.

Contracts

Wise Recycling West, LLC is one of the subsidiaries covered under the contracts described above in the first paragraph under “Wise Metals Group LLC—Contracts.”

Wise Alloys LLC

Applicable Laws of Delaware

See the discussion of applicable provisions of Delaware law above under Wise Metals Group LLC.

Limited Liability Company Agreement

Section 17 of the Limited Liability Company Agreement of Wise Alloys LLC concerns the indemnification of the company’s members and officers and provides as follows:

Neither the Sole Member nor any of the Officers shall be liable to the Company, any other entity or any person who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement, except that such person shall be liable for any such loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct. To the full extent permitted by applicable law, a Member or officer of the Company shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement, except that such person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 17 shall be provided out of and to the extent of Company assets only, and such person seeking indemnification shall not have personal liability on account thereof.

Contracts

Wise Alloys LLC is one of the subsidiaries covered under the contracts described above in the first paragraph under “Wise Metals Group LLC—Contracts.”

Wise Warehousing LLC

Applicable Laws of Delaware

See the discussion of applicable provisions of Delaware law above under Wise Metals Group LLC.

Limited Liability Company Agreement

Section 17 of the Limited Liability Company Agreement of Wise Warehousing, LLC concerns the indemnification of the company’s members and officers and provides as follows:

Neither the Sole Member nor any of the Officers shall be liable to the Company, any other entity or any person who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement, except that such person shall be liable for any such loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct. To the full extent permitted by applicable law, a Member or officer of the Company shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement, except that such person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 17 shall be provided out of and to the extent of Company assets only, and such person seeking indemnification shall not have personal liability on account thereof.

Contracts

Wise Warehousing, LLC is one of the subsidiaries covered under the contracts described above in the first paragraph under “Wise Metals Group LLC—Contracts.”

Listerhill Total Maintenance Center LLC

Applicable Laws of Delaware

See the discussion of applicable provisions of Delaware law above under Wise Metals Group LLC.

Limited Liability Company Agreement

Article 7, Section 7.1 of the Limited Liability Company Agreement of Listerhill Total Maintenance Center LLC concerns the indemnification of the company’s members and officers and provides as follows:

(a) To the fullest extent permitted by the Delaware Act, the Member and all officers, directors, agents, affiliates, employees and other representatives of the Company on an after-tax basis from and against any and all losses, claims, damages, liabilities, whether joint or several, disbursements (including legal fees and disbursements), judgments, fines, settlements and other amounts (collectively, “Costs”) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, by reason of its status as the Member of the Company or as an officer, director, agent, affiliate, employee or other representative of the Company or of the Member, in each case related to the conduct of the Company’s business, regardless or whether the Indemnitee continues to be the Member or an officer, director, agent, affiliate, employee or other representative of the Company or of the Member at the time any such liability or expense is paid or incurred, if the Indemnitee’s conduct did not constitute actual fraud, gross negligence, or willful or wanton misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted fraudulently or with gross negligence or willful or wanton misconduct.

(b) To the fullest extent permitted by law, expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to indemnification under this Section 7.1 shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount in the event the Indemnitee is determined not to be entitled to indemnification pursuant to this Section 7.1 or otherwise pursuant to applicable law.

(c) The indemnification provided by this Section 7.1 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, pursuant to any determination of the Member, as a matter of law or otherwise, as to action in the Indemnitee’s capacity as the Member or as an officer, director, agent, employee or other representative of the Company or of the Member, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall benefit the heirs, successors, assigns and administrators of the Indemnitee.

(d) Any indemnification hereunder shall be satisfied solely out of the assets of the Company. In no event may an Indemnitee subject the Member to personal liability by reason of these indemnification provisions.

Contracts

Listerhill Total Maintenance Center LLC is one of the subsidiaries covered under the contracts described above in the first paragraph under “Wise Metals Group LLC—Contracts.”

Item 21. List of Exhibits and Schedules.

1.1	Purchase Agreement, dated April 30, 2004, by and among the Issuers, the Guarantors and the Initial Purchasers*

3.1	Second Amended and Restated Limited Liability Company Agreement of Wise Metals Group LLC*

3.2a	Certificate of Formation of Wise Metals Holdings LLC filed with the Delaware Secretary of State on February 1, 1999*

3.2b	Certificate of Amendment of Wise Metals Holdings LLC*

3.2c	Articles of Merger of Wise Metals Group LLC*

3.3	Limited Liability Company Agreement of Listerhill Total Maintenance Center LLC*

3.4	Certificate of Formation of Listerhill Total Maintenance Center LLC filed with the Delaware Secretary of State on September 30, 2003*

3.5	Limited Liability Company Agreement of Wise Warehousing, LLC*

3.6	Certificate of Formation of Wise Warehousing, LLC filed with the Delaware Secretary of State on December 22, 2003*

3.7	Limited Liability Company Agreement of Wise Alloys LLC (together with amendment 3 thereto)*

3.8	Certificate of Formation of Wise Alloys LLC filed with the Delaware Secretary of State on December 9, 1998*

3.9	Amended and Restated Limited Liability Company Agreement of Wise Recycling West, LLC*

3.10a	Certificate of Formation of Wise Recycling West, LLC filed with the Delaware Secretary of State on December 27, 2001*

3.10b	Certificate of Amendment of Certificate of Formation of Wise Recycling West, LLC*

3.11	Limited Liability Company Agreement of Wise Recycling Texas, LLC*

3.12	Certificate of Formation of Wise Recycling Texas, LLC filed with the Delaware Secretary of State on June 4, 2002*

3.13	Second Amended and Restated Limited Liability Company Operating Agreement of Wise Recycling, LLC*

3.14	Articles of Organization of Wise Recycling, LLC filed with the Maryland Secretary of State on January 20, 1998*

3.15	Certificate of Incorporation of Wise Alloys Finance Corporation filed with the Delaware Secretary of State on April 18, 2002*

3.16	Bylaws of Wise Alloys Finance Corporation*

4.1	Indenture, dated May 5, 2004, by and among the Issuers, the Guarantors and the Trustee*

4.2	Registration Rights Agreement, dated as of May 5, 2004, by and among the Issuers, the Guarantors and the Initial Purchasers*

4.3	Form of 10 1/4% Senior Secured Notes due 2012 (included in Exhibit 4.1)*

4.4	Form of Guarantee (included in Exhibit 4.1)*

5.1	Opinion of Winston & Strawn LLP*

10.1	General Security Agreement, dated as of May 5, 2004, by the Issuers and the Guarantors in favor of the Trustee*

10.2	Intercreditor Agreement, dated May 5, 2004, by and between the Trustee and Congress Financial Corporation*

10.3	Collateral Assignment of Acquisition Agreement, dated May 5, 2004, by Wise Alloys LLC in favor of the Trustee*

10.4	Investment Property Pledge and Security Agreement, dated May 5, 2004, by Wise Alloys LLC in favor of the Trustee*

10.5	Fee and Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated May 5, 2004, by Wise Alloys LLC in favor of the Trustee*

10.6	Pledge and Security Agreement, dated May 5, 2004, by the Issuers and the Guarantors in favor of the Trustee*

10.7	Trademark Collateral Assignment and Security Agreement, dated May 5, 2004, by and between Wise Alloys LLC and the Trustee*

10.8	Beverage Can Supply Letter Agreement, dated August 10, 1998 and as most recently amended April 1, 2003, by and between Ball Corporation and Wise Alloys LLC.†

10.9	Beverage Can Supply Letter Agreement, dated April 22, 2004, by and between Crown Cork & Seal Co. and Wise Alloys LLC†

10.10	Amended and Restated Loan Agreement, dated May 5, 2004, by and among the Issuers, the Guarantors, Congress Financial Corporation, Fleet Capital Corporation and the Financial Institutions named therein*

10.11	Employment Agreement, dated December 31, 2001, by and between Gerald David and Wise Metals Group LLC *

10.12	Employment Agreement, dated April 1, 1999, by and between John Cameron and Wise Metals Group LLC (together with amendments thereto)*

10.13	$720,000 Real Estate Mortgage Note, dated December 5, 2002, issued by Wise Recycling West, LLC on behalf of TOMRA of North America Finance Corporation*

10.14	Mortgage, dated December 5, 2002, by and between Wise Recycling West, LLC on behalf of TOMRA of North America Finance Corporation*

10.15	$720,000 Promissory Note, dated December 6, 2002, issued by Wise Recycling West, LLC on behalf of TOMRA of North America Finance Corporation*

10.16	Deed of Trust, dated December 6, 2002, by and between Wise Recycling West, LLC on behalf of TOMRA of North America Finance Corporation*

10.17	Environmental Cooperation Agreement, dated March 31, 1999, by Reynolds Metals Company and Wise Alloys LLC*

10.18	Technology License Agreement, dated as of March 31, 1999, between Reynolds Metals Company, Southern Reclamation Company, Inc. and Wise Alloys LLC*

10.19	Purchase Agreement dated as of October 31, 2003, and effective as of June 30, 2003, by and among David D’Addario and John Cameron and Wise Recycling LLC*

10.20	Ground Lease Agreement (Sewage Treatment Plant), dated March 31, 1999, by Reynolds Metals Company and Wise Alloys LLC*

10.21	Ground Lease Agreement (Drinking Water Plant), dated March 31, 1999, by Reynolds Metals Company and Wise Alloys LLC*

10.22	Ground Lease Agreement (Southern Reclamation Plant), dated March 31, 1999, by Reynolds Aluminum Partners and Wise Alloys LLC*

10.23	Lease Agreement, dated March 31, 1999, by Reynolds Metals Company and Wise Alloys LLC*

10.24	Asset Purchase Agreement, dated as of December 30, 1998, among Reynolds Metals Company, Southern Reclamation Company, Inc. Reynolds Aluminum Partners and Wise Alloys LLC*

10.25	Amendment No. 1 to Amended and Restated Loan Agreement, dated as of June 30, 2004, by and among the Issuers, the Guarantors, Congress Financial Corporation, Fleet Capital Corporation and the Financial Institutions named therein*

10.26	Accounts Purchase and Sale Agreement, dated as of June 30, 2004, by and among Wise Alloys LLC and Congress Financial Corporation*

10.27	Employment Agreement, dated as of July 1, 2004, by and between Randall R. Powers and Wise Metals Group LLC*

12.1	Statement re: computation of ratios*

21	List of Subsidiairies*

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Winston & Strawn LLP (incorporated by reference in Exhibit 5.1)*

24	Powers of Attorney (included in the signature pages hereto)

25	Statement of Eligibility on Form T-1 of The Bank of New York, as Trustee*

99.1	Form of Letter of Transmittal*

99.2	Form of Notice of Guaranteed Delivery*

99.3	Letter to Clients*

99.4	Letter to Broker-Dealers*

*	Previously filed.
†	Portions of this document have been omitted and filed separately with the SEC pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.

Item 22. Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linthicum, State of Maryland, on October 27, 2004.

WISE METALS GROUP LLC

By:	/S/ DANNY MENDELSON

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Danny Mendelson, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purpose as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ DAVID D’ADDARIO David D’Addario	Chairman, Chief Executive Officer and Manager	October 27, 2004

/s/ DANNY MENDELSON Danny Mendelson	Executive Vice President, Chief Financial Officer and Secretary (principal financial and accounting officer)	October 27, 2004

/s/ GERALD DAVID Gerald David	Manager	October 27, 2004

/s/ GREGORY GARVEY Gregory Garvey	Manager	October 27, 2004

/s/ JOHN CAMERON John Cameron	Vice Chairman and Manager	October 27, 2004

By:	/S/ DANNY MENDELSON Danny Mendelson
Title:	Secretary

Pursuant to Power of Attorney filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linthicum, State of Maryland, on October 27, 2004.

WISE ALLOYS LLC

By:	/S/ DANNY MENDELSON

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DAVID D’ADDARIO David D’Addario	Chief Executive Officer	October 27, 2004

/S/ DANNY MENDELSON Danny Mendelson	Executive Vice President, Chief Financial Officer and Secretary (principal financial and accounting officer)	October 27, 2004

WISE METALS GROUP LLC (AS SOLE MEMBER OF WISE ALLOYS LLC)

By:	/S/ DAVID D’ADDARIO
David D’Addario
Title:	Chairman, Chief Executive Officer and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linthicum, State of Maryland, on October 27, 2004.

WISE ALLOYS FINANCE CORPORATION

By:	/S/ DANNY MENDELSON

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Danny Mendelson, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purpose as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ DAVID D’ADDARIO David D’Addario	Chief Executive Officer	October 27, 2004

/S/ DANNY MENDELSON Danny Mendelson	Secretary, Treasurer (principal financial and accounting officer) and Director	October 27, 2004

/S/ JOHN CAMERON John Cameron	Chairman of the Board, President and Director	October 27, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linthicum, State of Maryland, on October 27, 2004.

WISE RECYCLING, LLC

By:	/S/ DANNY MENDELSON

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANNY MENDELSON Danny Mendelson	Chief Executive Officer	October 27, 2004

/S/ DANNY MENDELSON Danny Mendelson	Chief Financial Officer (principal financial and accounting officer)	October 27, 2004

WISE METALS GROUP LLC (AS SOLE MEMBER OF WISE RECYCLING LLC)

By:	/S/ DAVID D’ADDARIO
David D’Addario
Title:	Chairman, Chief Executive Officer and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linthicum, State of Maryland, on October 27, 2004.

WISE RECYCLING WEST, LLC

By:	/S/ DANNY MENDELSON

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANNY MENDELSON Danny Mendelson	Chief Executive Officer	October 27, 2004

/S/ DANNY MENDELSON Danny Mendelson	Chief Financial Officer (principal financial and accounting officer)	October 27, 2004

WISE RECYCLING, LLC (AS SOLE MEMBER OF WISE RECYCLING WEST, LLC)

By:	/S/ DANNY MENDELSON
Danny Mendelson
Title:	President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linthicum, State of Maryland, on October 27, 2004.

WISE RECYCLING TEXAS, LLC

By:	/S/ DANNY MENDELSON

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANNY MENDELSON Danny Mendelson	Chief Executive Officer	October 27, 2004

/S/ DANNY MENDELSON Danny Mendelson	Chief Financial Officer (principal financial and accounting officer)	October 27, 2004

WISE RECYCLING, LLC (AS SOLE MEMBER OF WISE RECYCLING TEXAS, LLC)

By:	/S/ DANNY MENDELSON
Danny Mendelson
Title:	President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linthicum, State of Maryland, on October 27, 2004.

WISE WAREHOUSING, LLC

By:	/S/ DANNY MENDELSON

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANNY MENDELSON Danny Mendelson	Chief Executive Officer	October 27, 2004

/S/ DANNY MENDELSON Danny Mendelson	Chief Financial Officer (principal financial and accounting officer)	October 27, 2004

WISE RECYCLING, LLC (AS SOLE MEMBER OF WISE WAREHOUSING LLC)

By:	/S/ DANNY MENDELSON
Danny Mendelson
Title:	President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linthicum, State of Maryland, on October 27, 2004.

LISTERHILL TOTAL MAINTENANCE CENTER LLC

By:	/S/ DANNY MENDELSON

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANNY MENDELSON Danny Mendelson	Chief Executive Officer	October 27, 2004

/S/ DANNY MENDELSON Danny Mendelson	Chief Financial Officer (principal financial and accounting officer)	October 27, 2004

WISE METALS GROUP LLC (AS SOLE MEMBER OF LISTERHILL TOTAL MAINTENANCE CENTER LLC)

By:	/S/ DAVID D’ADDARIO
David D’Addario
Title:	Chairman, Chief Executive Officer and Manager